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                                  EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

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NAME OF SUBSIDIARY                         STATE OF INCORPORATION       DOING BUSINESS AS
------------------                         ----------------------       -----------------

Blythe-Province, Inc.                                TN                      Same.

Brim Equipment Services, Inc.                        OR                      Same.

Brim Fifth Avenue, Inc.                              OR                      Same.

Brim Healthcare, Inc.                                OR                      Same.

Brim Hospitals, Inc.                                 OR                      General Hospital
                                                                             Palo Verde Hospital
                                                                             Colorado Plains Medical Center
                                                                             Ojai Valley Community Hospital

Brim Outpatient Services, Inc.                       OR                      Same.

Brim Pavilion, Inc.                                  OR                      Same.

Brim Services Group, Inc.                            OR                      Same.

Care Health Company, Inc.                            WA                      Same.

Community Health Partners, L.L.C.                    MO                      Same.

Harris Street Surgery Partners                       OR                      Same.
Limited Partnership

InProNet, Inc.                                       OR                      Same.

Integrated Health Management, LLC                    CA                      Same.

Mexia Principal Healthcare Limited                   TX                      Parkview Regional Hospital
Partnership

Mexia-Principal, Inc.                                TX                      Same.

Northeastern New Mexico Imaging                      NM                      Same.
Partnership

Palestine-Principal G.P., Inc.                       TX                      Same.

Palestine-Principal Healthcare                       TX                      Memorial Mother Frances Hospital
Limited Partnership

Palestine-Principal, Inc.                            TN                      Same.

PHC of Delaware, Inc.                                DE                      Same.

PHC-Eunice, Inc.                                     LA                      Same.

PHC-Lake Havasu, Inc.                                AZ                      Same.

Principal Hospital Company of                        NV                      Same.
Nevada, Inc.

Principal Knox Company                               DE                      Starke Memorial Hospital

Principal-Needles, Inc.                              TN                      Colorado River Medical Center

The Woodrum Group, Inc.                              OR                      Same.
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